OWENS REALTY MORTGAGE, INC.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on [ ], 2019.

Online
Go to **www.investorvote.com/ORM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ORM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.

	For	Against	Abstain
1. to consider and vote on a proposal (the "ORM Merger Proposal") to approve the merger of ORM with and into ReadyCap Merger Sub, LLC, a Delaware limited liability company ("Merger Sub"), with Merger Sub continuing as the surviving entity, and the other transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 7, 2018, among Ready Capital Corporation, a Maryland corporation, Merger Sub and ORM, as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;	☐	☐	☐
2. to consider and vote on a proposal to terminate that certain management agreement (the "ORM Management Agreement") between ORM and Owens Financial Group, Inc. (the "ORM Manager"), dated as of May 20, 2013, as amended on April 1, 2018 (the "ORM Management Agreement Termination Proposal"); and	☐	☐	☐
3. to consider and vote on a proposal to approve the adjournment of the ORM special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the ORM Merger Proposal and the ORM Management Agreement Termination Proposal (the "ORM Adjournment Proposal").	☐	☐	☐

The proxies are authorized to vote in their discretion on any other matter that may properly come before said meeting or any postponements or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Please Date and Sign Below and Return Promptly

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

02YYKC

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 2019 Special Meeting of Stockholders This Proxy is Solicited by the Board of Directors for the 2019 Special Meeting of Stockholders of Owens Realty Mortgage, Inc. TO BE HELD ON FEBRUARY 28, 2019 The undersigned hereby appoints Daniel J. Worley and Bryan H. Draper, and each of them, as proxies with full power of substitution to vote all shares of the undersigned as shown below on this proxy, with all the powers the undersigned would possess if personally present, at the 2019 Special Meeting of Stockholders of Owens Realty Mortgage, Inc. to be held at the offices of Vinson & Elkins L.L.P., 555 Mission Street, Suite 2000, San Francisco, CA 94105, on February 28, 2019 at 10:00 a.m. Pacific Daylight Time, or at any postponements or adjournments thereof. This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted “FOR” the ORM Merger Proposal, “FOR” the ORM Management Agreement Termination Proposal and “FOR” the ORM Adjournment Proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted and signature instructions appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. + C Non-Voting Items Proxy — OWENS REALTY MORTGAGE, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ORM